Exhibit 99.1

PRESS RELEASE

AUBURN NATIONAL BANCORPORATION, INC. ANNOUNCES EARNINGS

AUBURN, AL, December 2, 2004 — Auburn National Bancorporation, Inc., Auburn, Alabama (Nasdaq Small Cap: AUBN)(the “Company”), announced today the expiration of its share repurchase program announced in November 2003. Under the program, which authorized the repurchase of up to $2 million of Company common stock, the Company repurchased a total of 48,852 shares at an average price per share of $20.34, for a total expenditure of approximately $994,000. The repurchase program expired November 30, 2004 and has not been renewed.

For additional information, contact E.L. Spencer, Jr. at (334) 821-9200.